EXHIBIT 10.29

OBLIGOR ASSIGNMENT AGREEMENT

     This ASSIGNMENT AGREEMENT (“Assignment”) dated November 14, 2002 (the “Effective Date”) is made among CONTRACTOR SUPPLY INCORPORATED, an Indiana corporation (“Contractor Supply”), MAXCO, INC., a Michigan corporation (“Maxco”) and ERSCO CORPORATION, a Michigan corporation (“Ersco”).

RECITALS:

     A.     Maxco is the obligor under certain promissory notes originally payable to the order of Comerica Bank (“Bank”) which are listed and detailed on Exhibit A attached hereto (the “Assigned Notes”).

     B.     The outstanding principal balance due under each of the Assigned Notes as of November 12, 2002 is set forth on Exhibit A.

     C.     The Assigned Notes were assigned from Bank to Contractor Supply by Assignment Agreement dated November 14, 2002. Bank also assigned the related guaranty, security agreement and UCC financing statement (the “Assigned Documents”).

     D.     Maxco, Ersco, Contractor Supply and Ambassador are parties to a Stock Purchase Agreement dated November 14, 2002 (the “Purchase Agreement”) whereby Contractor Supply purchased all of the stock of Ersco from Maxco. The representations and warranties, and the provisions regarding indemnification and resolution of conflict in the Purchase Agreement shall be incorporated by reference into this Assignment.

     E.     As a part of the transactions under the Purchase Agreement, Maxco is assigning its obligations and liabilities under each of the Assigned Notes to Ersco, and Contractor Supply is consenting to that Assignment.

     In consideration of the premises and the mutual promises contained herein the parties agree as follows:

     1.     Subject to the terms and conditions of this Agreement:

          (a)  Maxco hereby assigns to Ersco, and Ersco hereby accepts from Maxco, all of Maxco’s rights, liabilities and obligations as obligor in and to the Assigned Notes.

          (b)  Ersco assumes all of Maxco’s rights, obligations and duties with regard to the Assigned Notes as of the Effective Date of the Assignment.

          (c)  The Assignment of the Assigned Notes is made by Maxco on a quit claim basis and without recourse of any type or kind to Maxco, and without any representation or warranty of any kind by Maxco, whether express or implied, in fact or in law.

     2.     Notwithstanding anything contained in the Assigned Notes or the Assigned Documents to the contrary or otherwise, the obligations of Maxco and any guarantors other than Ersco under the Assigned Notes and Assigned Documents are hereby fully and completely released , it being the intention of the parties that the Retained Documents shall, as of the Effective Date, serve to guaranty and secure only the Retained Notes.

     3.     Contractor Supply hereby unconditionally guarantees the payment and performance of Ersco under this Assignment.

     4.     Contractor Supply hereby acknowledge and approve the transactions contemplated by this Assignment, and the acknowledgments, waivers and releases contained in this Agreement.

     5.     The agreements, representations and warranties of the parties shall survive the consummation of the Assignment.

     6.     This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan without reference to conflicts of laws.

     7.     This Agreement and the Purchase Agreement sets forth the entire agreement and understanding of the parties, and supersedes all prior agreements and understandings between the parties with respect to the assignment of the Assigned Notes, Assigned Documents and other matters reflected herein. This Agreement shall be binding on, and inure to the benefit of, the parties and their successors and permitted assigns.

     8.     This Assignment may be signed by facsimile signatures and in counterparts, each of which shall be an original and all of which taken together shall constitute one agreement.

     9.     This Assignment may not be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the Effective Date.

Maxco, Inc.	Ersco Corporation

By: /s/ Max A. Coon Max A. Coon, President	By: /s/ Max A. Coon Max A. Coon, Chairman of the Board

Contractor Supply Incorporated

By: /s/ Daryle L. Doden Daryle L. Doden, President